Exhibit 5.1

Austin Legal Group
Lawyers 3990 Old Town Ave, Ste. A-101 San Diego, CA 92110 Telephone (619) 924-9600 Facsimile (619) 881-0045	Writer’s Email: gaustin@austinlegalgroup.com

JFB Construction Holdings

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

February 6, 2025

Re: Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to JFB Construction Holdings, a Nevada corporation (the “Company”) in connection with the preparation and filing of its registration statement on Form S-1, Registration No. 333-283106 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), relating to the proposed public offering (i) sale by the Company of 1,250,000 units of its securities (each, a “Unit” and, collectively, the “Units”), with each Unit consisting of one (1) share of Class A Common Stock (each, a “Share” and, collectively, the “Shares”) and one (1) warrant (each, a “Warrant” and, collectively, the “Warrants”) to purchase an additional share of Class A Common Stock (the “Warrant Shares” and, together with the Units, Shares, and Warrants, the “Firm Securities”), (ii) up to an additional 187,500 Units, with each such Unit consisting of one (1) Share and one (1) Warrant to purchase an additional Warrant Share, and/or the Shares and/or Warrants underlying such Units (collectively, the “Over-allotment Securities”), pursuant to an over-allotment option granted by the Company to the underwriters named in the Registration Statement (the “Underwriters”), and (iii) options to purchase up to 143,750 Units (the “Representative’s Units”) to the representative of the Underwriters as a portion of the underwriting compensation payable to the Underwriters in connection with this offering, each Representative’s Unit consisting of one Share and one warrant (a “Representative’s Warrant”) to purchase one share of Class A common stock (the “Representative’s Warrant Shares” and, together with the Representative’s Units, Shares underlying the Representative’s Units, and Representative’s Warrants, the “Representative’s Securities”). The Firm Securities, the Over-allotment Securities, and the Representative’s Securities are collectively referred to as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Amended and Restated Articles of Incorporation as currently in effect, (ii) the Company’s Amended and Restated Bylaws as currently in effect, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions of the board of directors of the Company, relating to the issuance and sale of the Shares and Warrants, (v) the form of Underwriting Agreement, (vi) the form of Warrants, (vii) the form of Unit Purchase Option, (viii) the form of Representative’s Warrants, and (v) such other records, instruments and documents as we have deemed advisable in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i) The Units, including the Firm Securities Units and Over-allotment Securities Units, when delivered in accordance with the Registration Statement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(ii) The Shares included in the Units, including the Firm Securities Shares and Over-allotment Securities Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Class A Common Stock of the Company;

(iii) The Warrants included in the Units, including the Firm Securities Warrants and Over-allotment Securities Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general, and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;

(iv) The Warrant Shares underlying the Warrants, including those underlying the Firm Securities Warrants and Over-allotment Securities Warrants, have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Class A Common Stock of the Company;

(v) The Representative’s Units, when delivered in accordance with the Registration Statement upon payment of the agreed upon consideration therefor, if any, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(vi) The Shares included in the Representative’s Units, when issued against payment therefor, if any, will be validly issued, fully paid and non-assessable shares of Class A Common Stock of the Company;

(vii) The Representative’s Warrants included in the Representative’s Units, when issued against payment therefor, if any, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general, and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; and

(viii) The Representative’s Warrant Shares underlying the Representative’s Warrants have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Representative’s Warrants against payment therefor, if any, will be validly issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

We express no opinion as to the effect or application of any laws or regulations other than the Nevada Revised Statutes of the State of Nevada and the Federal laws of the United States, in each case as currently in effect. We express no opinion as to the laws of any other jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction.

The information set forth herein is as of the date hereof. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, the Registration Statement or the prospectus included therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Austin Legal Group, APC